Exhibit 4.18(d)

AMENDMENT NO. 4

AMENDMENT dated as of September 25, 2006 to the RECEIVABLES PURCHASE AGREEMENT dated as of December 17, 2003 (as amended, the “Agreement”) among EQUISTAR RECEIVABLES II, LLC, a Delaware limited liability company (the “Seller”), EQUISTAR CHEMICALS, LP, a Delaware limited partnership (the “Servicer”), the PURCHASERS from time to time party thereto, CITICORP USA, INC., as co-asset agent and administrative agent for the Purchasers (the “Agent”), CREDIT SUISSE FIRST BOSTON, and JPMORGAN CHASE BANK, N.A. and WACHOVIA BANK, NATIONAL ASSOCIATION as co-documentations agents, and BANK OF AMERICA, N.A., as co-asset agent.

The parties hereto agree as follows:

SECTION 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement has the meaning assigned to such term in the Agreement.

SECTION 2. Amended Definition. The definition of “Eligible Receivable” is hereby amended by (i) deleting the words “or, to the extent such Person is an Affiliate of any Originator, to LYONDELL-CITGO Refining LP or any of its subsidiaries” in the first paragraph thereof and (ii) deleting paragraph (c) thereof and inserting the word “[reserved;]” in the place thereof.

SECTION 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 4. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 5. Effectiveness. This Amendment shall become effective on the first date on which the Agent shall have received counterparts hereof signed by each of the Purchasers, the Seller and the Servicer (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CITICORP USA, INC., as Agent

By:	/s/ David Jaffe
Name:	David Jaffe
Title:	Director / Vice President

EQUISTAR RECEIVABLES II, LLC, as Seller

By:	/s/ Karen A. Twitchell
Name:	Karen A. Twitchell
Title:	Vice President and Treasurer

EQUISTAR CHEMICALS, LP, as Servicer

By:	/s/ Karen A. Twitchell
Name:	Karen A. Twitchell
Title:	Vice President and Treasurer

ALLIED IRISH BANKS PLC

By:	/s/ Martin S. Chin
Name:	Martin S. Chin
Title:	SVP

AmSouth Bank

By:	/s/ Bruce Kasper
Name:	Bruce Kasper
Title:	Attorney in Fact

BANK OF AMERICA, N.A.

By:	/s/ Stephen King
Name:	Stephen King
Title:	Vice President

THE BANK OF NEW YORK

By:	/s/ David Sunderwirth
Name:	David Sunderwirth
Title:	Vice President

Calyon New York Branch

By:	/s/ Dennis E. Petito
Name:	Dennis E. Petito
Title:	Managing Director

By:	/s/ Page Dillehunt
Name:	Page Dillehunt
Title:	Managing Director

Commerzbank AG, New York and Grand Cayman Branches

By:	/s/ Andrew Kjoller
Name:	Andrew Kjoller
Title:	Vice President

By:	/s/ Janet Lee
Name:	Janet Lee
Title:	Assistant Treasurer

Credit Suisse, Cayman Island Branch

By:	/s/ Thomas R. Cantello
Name:	Thomas R. Cantello
Title:	Vice President

By:	/s/ Brian T. Caldwell
Name:	Brian T. Caldwell
Title:	Director

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Dwayne L. Coker
Name:	Dwayne L. Coker
Title:	Duly Authorized Signatory

GMAC COMMERCIAL FINANCE LLP

By:	/s/ Robert F. McIntrye
Name:	Robert F. McIntrye
Title:	Director

JPMORGAN CHASE BANK, N.A.

By:	/s/ Stacey Haimes
Name:	Stacey Haimes
Title:	Vice President

LaSalle Business Credit, LLC

By:	/s/ Jason T. Sylvester
Name:	Jason T. Sylvester
Title:	Vice President

Signed as a Deed by the undernoted Attorney of Lloyds TSB Commercial Finance Limited

By:	/s/ James Richard Grundy
Name:	James Richard Grundy
Title:	Credit Director

MERRILL LYNCH CAPITAL, a Division of Merrill Lynch Business Financial Services Inc.

By:	/s/ James Betz
Name:	James Betz
Title:	VP

National City Business Credit, Inc.

By:	/s/ Jeffrey W. Swartz
Name:	Jeffrey W. Swartz
Title:	Vice President

RZB Finance LLC

By:	/s/ John A. Valiska
Name:	John A. Valiska
Title:	First Vice President

By:	/s/ Christoph Hoedl
Name:	Christoph Hoedl
Title:	Group Vice President

Siemens Financial Services, Inc.

By:	/s/ Craig L. Johnson
Name:	Craig L. Johnson
Title:	VP. Credit & Operations, Risk Mgt.

UBS AG, STAMFORD BRANCH

By:	/s/ Richard L. Tavrow
Name:	Richard L. Tavrow
Title:	Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

UPS CAPITAL CORPORATION

By:	/s/ Michael O’Neal
Name:	Michael O’Neal
Title:	Senior Credit Officer

Wachovia Capital Finance

By:	/s/ M. Galovic, Jr.
Name:	M. Galovic, Jr.
Title:	V.P.

Webster Business Credit Corporation

By:	/s/ Gordon Massave
Name:	Gordon Massave
Title:	AVP

Wells Fargo Foothill, LLC

By:	/s/ Patrick McCormack
Name:	Patrick McCormack
Title:	Vice President